Exhibit 99.1

  Pacific Energy Development Announces Acquisition of Interests in
Eight New Producing Wattenberg Wells
More than Doubles Current Production

Danville, CA, Thursday, March 31, 2016 – PEDEVCO Corp. d/b/a Pacific Energy Development (NYSE MKT: PED) (the “Company”) announced today that it has reacquired from Dome Energy a 25% interest in seven new Wattenberg horizontal wells (the “Pronghorn wells”) and a 6.4% interest in an eighth new Wattenberg horizontal well (the “State Antelope well”), all located in the Wattenberg Area of Weld County, Colorado and currently producing from the Niobrara Formation.   These wells, which are operated by a third party operator, were previously assigned by the Company to Dome Energy in contemplation of the Company’s anticipated merger with Dome Energy, which has since been terminated.  The seven Pronghorn wells have been on production since mid-October 2015 and the State Antelope well has been on production since mid-September 2015.  The Company will receive all production revenue produced and LOE incurred by these wells since the start of production.  Each of the seven Pronghorn wells are short reach horizontal wells, with lateral lengths of ~4,000 feet, and each averaged approximately 400 BOE/d over the first full month of reported production.  The State Antelope well is an extended reach horizontal well, with a lateral length of ~9,000 feet, and it produced approximately 480 BOE/d in its second full month of reported production.

The eight new wells are performing consistent with the Company’s expectations and more than doubles the Company’s current daily production.  The Company is acquiring these wells at actual drilling and completion costs which came in nearly 30% below their AFE budget.  The Company plans to fund these wells pursuant to a debt financing the Company is currently in the later stages of consummating, although no guarantees can be made that it will close.

Commenting on these matters, Mr. Frank Ingriselli, the Company’s Chairman and Chief Executive Officer, stated:  “We are very excited to reacquire our full interest in each of these eight new Wattenberg wells, which has immediately more than doubled our current production and provided a corresponding boost to our cash flow.  The initial production results are proving to be consistent with those of offsetting wells as we had anticipated, and we will be receiving all revenue generated by these wells, including the flush production that occurred in Q4 2015 in a higher crude oil price environment.  Our acquisition of interests in these wells is a major step forward in delivering on our development plans and driving shareholder value.”

About Pacific Energy Development (PEDEVCO Corp.)

PEDEVCO Corp, d/b/a Pacific Energy Development (NYSE MKT:  PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects, including shale oil and gas assets, in the United States. The Company’s principal asset is its D-J Basin Asset located in the D-J Basin in Colorado. Pacific Energy Development is headquartered in Danville, California, with an operations office in Houston, Texas.

Cautionary Statement Regarding Forward Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2015.  The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company's public filings with the SEC.

Contacts

Pacific Energy Development
1-855-733-3826 ext. 21 (Media)
PR@pacificenergydevelopment.com